UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: January 13, 2010
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Agilysys, Inc. announced today that its Board of Directors set February 18, 2010 as the rescheduled date for a special meeting of shareholders to consider and vote on whether to authorize MAK Capital, its largest shareholder, to increase its ownership to 20% or more, but not to exceed one-third, of the company’s outstanding shares. The Board also set a new record date. Shareholders of record on January 15, 2010 will be eligible to vote at the meeting. In addition, the Board reaffirmed its determination that it will take no position and will make no recommendation either in favor of or against the proposed control share acquisition.
A copy of the press release announcing the special meeting is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

99.1	Press release issued by the Company dated January 13, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel and Senior Vice President, Human Resources

Date: January 13, 2010

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by the Company dated January 13, 2010.